May 31, 2000



Securities and Exchange Commission
Operations Center
6432 General Green Way
Alexandria, VA  22312-2413

Gentlemen:

We are transmitting herewith Vectren Corporation's
Current Report on Form 8-K.

Very truly yours,


/s/James A.Hummel, II
James A.Hummel, II
JH:tmw



             SECURITIES AND EXCHANGE COMMISSION
                   Washington, DC   20549

                          FORM 8-K

                       CURRENT REPORT

                  Pursuant to Section 13 of
                   15(d) of the Securities
                    Exchange Act of 1934

      Date of Report (Date of earliest event reported)
                       May 31, 2000


                     VECTREN CORPORATION
   (Exact name of registrant as specified in its charter)


       Indiana                1-15467                35-2086905
(State of Incorporation) (Commission File Number) (I.R.S. Employer
                                                   Identification
                                                   No.)

   20 N.W. Fourth Street
     Evansville, Indiana                           47741
(Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code (812)465-5300


                            N/A
    (Former name or address, if changed since last report.)


Item 5.  Other Events

In accordance with the affiliate rules outlined in Accounting Series Release No. 135, Vectren is reporting thirty days of unaudited consolidated post-merger activity including consolidated operating revenues and consolidated net income for the one and four month periods ended April
30, 2000.

Vectren Corporation (Vectren), is an Indiana corporation organized on June 10, 1999 solely for the purpose of effecting the merger of Indiana Energy, Inc. (Indiana
Energy) and SIGCORP, Inc. (SIGCORP) with and into Vectren and carrying on the combined business of Indiana Energy and SIGCORP. On March 31, 2000 the merger of Indiana Energy with SIGCORP and into Vectren was completed. The merger was a tax-free exchange of stock and was accounted for as a pooling of interests. Each outstanding common share, no par value of Indiana Energy, was converted into one share of the common stock, no par value, of Vectren, and each outstanding common share of SIGCORP was converted into 1.333 common shares of Vectren.

Item 7.    Exhibits

Exhibit 99 Vectren Corporation and Subsidiary
           Companies Unaudited Consolidated Operating
           Revenues and Unaudited Consolidated Net Income for the One and Four Month Periods Ended
           April 30, 2000


                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             VECTREN CORPORATION


May 31, 2000            By:  /s/ M. Susan Hardwick
                             M. Susan Hardwick
                             Vice President and Controller